As filed with the Securities and Exchange Commission on  August 7, 2020

Registration No. 333-240290

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GEE Group Inc.
(Exact name of registrant as specified in its charter)

Illinois	36-6097429
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150 Jacksonville, Florida 32256

(630)-954-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek A. Dewan

Chief Executive Officer

GEE Group Inc.

7751 Belfort Parkway, Suite 150 Jacksonville, Florida 32256

(630) 954-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq Angela M. Dowd, Esq.. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Emerging growth company	☐	Non-accelerated filer	☐
(Do not check if a smaller reporting company)		Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Aggregate Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, without par value	3,563,369	$0.915	$3,260,483	$423.21

(1)

We are registering for resale by the Selling Stockholders named herein (i) an aggregate of 2,470,123 shares of common stock that are currently held by certain of the Selling Stockholders including those shares that were issued to certain of the Selling Stockholders as payment of PIK interest with respect to the Company’s 9.5% Convertible Subordinated Notes, and (ii) an aggregate of 1,093,246 shares of common stock that were issued to certain of the Selling Stockholders as payment of PIK interest with respect to the Company’s Series C 8% Cumulative Convertible Preferred Stock and upon conversion of the Company’s Series C 8% Cumulative Convertible Preferred Stock..

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of common stock offered hereby also include such presently indeterminate number of shares of our common stock as shall be issued by the registrant to the Selling Stockholders as a result of stock splits, stock dividends or similar transactions

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of our shares of common stock reported on the NYSE American Market on July 30 2020.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated  August 7, 2020

3,563,369 Shares of Common Stock

This prospectus relates to the resale of up to 3,563,369 shares of common stock, without par value, of GEE Group Inc., an Illinois corporation (the “Company”), that may be sold from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”).

The shares of common stock offered under this prospectus consist of (i) an aggregate of 2,470,123 shares of common stock that are held by certain of the Selling Stockholders, including shares of common stock issued to such Selling Stockholders as payment of PIK interest with respect to the Company’s 9.5% Convertible Subordinated Notes, and (ii) an aggregate of 1,093,246 shares of common stock that were issued to certain of the Selling Stockholders as payment of PIK interest with respect to the Company’s Series C 8% Cumulative Convertible Preferred Stock and upon conversion of the Company’s Series C 8% Cumulative Convertible Preferred Stock..

We will not receive any proceeds from the sale of any of the shares of common stock by the Selling Stockholders.

Our common stock is traded on the NYSE American under the symbol “JOB.” On  August 6, 2020, the closing price of our common stock on the NYSE American was $1.62.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 12 and the information referred to therein for a discussion of risks applicable to us and an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, the Selling Stockholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the shares of common stock being offered by the Selling Stockholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference”. You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the Selling Stockholders have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For purposes of this prospectus, references to the terms “GEE Group,” the “Company,” “we,” “us” and “our” refer to GEE Group Inc. collectively with its subsidiaries, unless the context otherwise requires.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.generalemployment.com through which you can access our filings with the SEC. The information contained in, or accessible through, our website is not a part of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the “Risk Factors” section in this prospectus and the information incorporated by reference herein that is referred to in such section,as well as the financial statements and the other information incorporated by reference herein before making an investment decision.

Overview

GEE Group Inc.is a provider of permanent and temporary professional, industrial and medical data entry, other healthcare administrative assistant staffing and placement services in and near several major U.S cities. We specialize in the placement of information technology, engineering, medical and accounting and office professionals for direct hire and contract staffing for our clients, and provide temporary staffing services for our commercial clients.

We have several subsidiary corporations all of which are wholly owned and consolidated under GEE Group Inc. Our material operating subsidiaries include Access Data Consulting Corporation, Agile Resources, Inc., BMCH, Inc., Paladin Consulting, Inc., Scribe Solutions, Inc., SNI Companies, Triad Logistics, Inc., and Triad Personnel Services, Inc. In addition, we and our operating subsidiaries own and operate under other trade names, including Ashley Ellis, Certes Financial Professionals, General Employment Enterprises and Omni One.

Services Provided

The Company and its subsidiaries provide the following services: (a) professional placement services specializing in the placement of information technology, engineering, medical data entry assistants (medical scribes) who specialize in electronic medical records (EMR) services for emergency departments, specialty physician practices and clinics and finance, accounting and office professionals for direct hire and contract staffing, and (b) temporary staffing services in light industrial staffing.

Together with its subsidiaries, the Company provides staffing services through a network of branch offices located in several major metropolitan areas throughout the United States. The Company’s industrial staffing business provides weekly temporary staffing for light industrial clients, primarily in Ohio.

The Company’s contract and placement services are principally provided under two operating divisions or segments: Professional Staffing Services and Industrial Staffing Services.

The Company’s operating subsidiaries and end markets served under each of its operating divisions are as follows:

Access Data Consulting provides higher-end IT consulting and IT contract staffing services including project management support to businesses regionally and throughout the U.S.

Agile Resources delivers unique CIO advisory services and IT project support resources in the areas of application architecture and delivery, enterprise operations, information lifecycle management and project management all with flexible delivery options

Ashley Ellis works with C-suite and senior executives to offer full cycle engineering and IT contract staffing services, with a focus on business intelligence, application development and network infrastructure, to clients throughout the U.S.

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General Employment Enterprises is the oldest brand and primarily provides direct hire placements for Accounting and Engineering, with an emphasis on mechanical, manufacturing and equipment maintenance, clients throughout the Midwest

Omni One specializes in technical and professional direct-hire and contract staffing solutions, for manufacturing and engineering clients primarily spread-out through the Midwest

Paladin Consulting provides IT, Accounting and Human Resource contract staffing through Resource Process Outsourcing (RPO), Managed Service Provider (MSP) and Vendor Management (VMS) capabilities

Scribe Solutions provides Emergency Room and Physician Practices with highly trained medical scribes for personal assistant work in connection with electronic medical records (EMR)

SNI Companies provides recruitment and both direct hire and contract temporary staffing services, specializing in Administrative, Accounting, Finance, Banking, and IT, to fourteen major U.S. metropolitan markets

Triad Staffing provides light industrial contract labor for all phases of manufacturing and assembly, warehousing, packing and shipping, custodial and general labor operations throughout Ohio

Business Strategy

Our business strategy is multi-dimensional and encompasses both organic growth and growth through strategic acquisitions. The main tenants of our strategy are to:

•	Provide innovative solutions for clients delivered through an enhanced menu of professional service offerings in our existing markets and comprised of multiple specialties, including IT, Administrative, Finance and Accounting, Engineering, and Healthcare;

•	Enter fastest growing markets by leveraging strategic customer relationships and through geographic footprint expansion with a complete menu of service offerings;

•	Create national wholesale division for IT and aggressively pursue MSP & VMS accounts; and

•	Capitalize on commercial opportunities following recent shutdowns and displacements of blue collar, office clerical, service workers and other essential service employment opportunities, as the current economy returns to sustained growth following the Coronavirus Pandemic and with a particular focus on logistics and E-Commerce.

Recent Developments

Completion of Financial Restructuring Transaction

On June 30, 2020, we completed and closed a financial restructuring of approximately $19.7 million of our subordinated indebtedness and approximately $27.7 million of its convertible preferred stock (the “Restructuring”) as agreed pursuant to the terms of that certain Seventh Amendment dated as of April 28, 2020 (the “Seventh Amendment”), to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017, as amended,(the “Credit Agreement”) by and among the Company, Scribe Solutions, Inc., Agile Resources, Inc. Access Data Consulting Corporation, Triad Personnel Services, Inc. Triad Logistics, Inc., Paladin Consulting, Inc., BMCH, INC., GEE Group Portfolio Inc., and SNI Companies, each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto each lender named therein and MGG Investment Group LP, as administrative agent, collateral agent and term loan agent for the lenders (“MGG”). In connection with the Restructuring, we entered into the following agreements with the holders of its subordinated indebtedness and convertible preferred stock.

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We entered into a Repurchase Agreement for Preferred Stock and Subordinated Notes (the “Repurchase Agreement”), dated as of June 30, 2020 with Ronald R. Smith (“Mr. Smith”), Thrivent Financial for Lutherans, Madison Capital Funding LLC, Maurice R. Harrison IV, Peter Langlois, Vincent Lombardo and Shane Parr (collectively with Smith, Thrivent and Madison, the “SNI Group Members” pursuant to which the SNI Group Members agreed to allow the Company to repurchase and settle all of the 9.5% Convertible Subordinated Notes (the “9.5% Notes”), Series B Convertible Preferred Stock, no par value (“Series B Preferred Stock”), 8% Convertible Subordinated Notes (“8% Notes”) and Series C 8% Cumulative Convertible Preferred Stock, no par value (“Series C Preferred Stock”) held by each of them as set forth below. All of the outstanding 9.5% Notes and all of the outstanding Series B Preferred Stock were held by SNI Group Members.

Pursuant to the Repurchase Agreement, the holders of the 9.5% Notes agreed to accept an aggregate amount of $1,114,922.81 in cash in consideration for the purchase by the Company of the entire $12,500,000.00 aggregate principal amount of the 9.5% Notes held by them. This amount was paid to the SNI Group Members on June 30, 2020.

Pursuant to the Repurchase Agreement the holders of the Series B Preferred Stock agreed to accept an aggregate amount of $2,894,238.51 in cash in consideration for the purchase by the Company of all 5,565,843 outstanding shares of Series B Preferred Stock held by them. This amount was paid to the SNI Group Members on June 30, 2020.

Pursuant to the Repurchase Agreement, Mr. Smith agreed to accept an aggregate amount of $520,000 in cash in consideration for the purchase by the Company of the $1,000,000 aggregate principal amount of 8% Notes held by him. Pursuant to the Repurchase Agreement Mr. Smith also agreed to accept an aggregate amount equal to $37,346.40 in cash in consideration for the purchase by the Company of the 71,820 shares of Series C Preferred Stock held by him. These amounts were paid to Mr. Smith on June 30, 2020.

On June 30, 2020, the related party holders of the remaining $1,000,000 aggregate principal amount of the Company’s 8% Notes converted such 8% Notes to an aggregate of 1,000,000 shares of Series C Preferred Stock which were immediately and simultaneously converted into 1,000,000 shares of Common Stock at the $1.00 per share conversion price stated in the 8% Notes and in the Series C Preferred Stock. These holders also converted an aggregate of 93,246 additional shares of Series C Preferred Stock issued or issuable to them into a total of 93,246 shares of Common Stock at the $1.00 per share conversion price stated in the Series C Preferred Stock. The issuance of the 1,093,246 shares of Common Stock to these former holders of 8% Notes and Series C Preferred Stock was completed on June 30, 2020.

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On June 30, 2020, the Company and Jax Legacy Investment 1, LLC (“Jax Legacy”), the sole holder of the Company’s 10% Convertible Subordinated Notes (the “10% Notes”) entered into a Note Conversion Agreement whereby Jax Legacy agreed to immediately convert the $4,185,000 aggregate principal amount of 10% Notes held by it into 717,839 shares of Common Stock at the $5.83 per share conversion rate stated in the 10% Notes. The conversion of the 10% Notes was consummated on June 30, 2020 and the Company issued 717,839 shares of Common Stock to Jax Legacy on that date.

On June 30, 2020, the Company and Enoch S. Timothy and Dorothy Timothy (collectively,” Timothy”) entered into a Note Settlement Agreement pursuant to Timothy agreed to accept an aggregate amount of $89,194 in cash in consideration for the purchase by the Company of the $1,000,000 aggregate principal amount of the Subordinated Promissory Note dated January 20, 2017. This amount was paid to Timothy on June 30, 2020.

In connection with the Repurchase Agreement, the Company and the SNI Group Members entered into a Registration Rights Agreement dated as of June 30, 2020 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file on or prior to July 31, 2020, an initial registration statement with respect to the resale of shares of Common Stock currently owned by the SNI Group members that are “Registrable Securities” (as defined in the Registration Rights Agreement) on or prior to July 31, 2020. In addition, the Company has agreed that it shall, on one occasion, on or after September 30, 2020 and upon the written request of the holders of 51% or more of the Registrable Securities, file a registration statement with respect to the Registrable Securities held by such holders. The demanding holders may require, in connection with the second registration, that the such demand registration take the form of an underwritten public offering of such Registrable Securities. The Registration Rights Agreement also provides that for a period of three years after the closing date of the Restructuring, the holders of Registrable Securities shall have piggyback registration rights with respect to all registration statements filed by the Company (other than those on Form S-4 or Form S-8).

Cares Act Payroll Protection Program Loans

On May 5, 2020 the Company and its subsidiaries entered into nine (9) unsecured promissory notes payable under CARES Act Payroll Protection Program (“PPP”) and received net funds totaling approximately $19,926,567 in order to obtain needed relief funds for allowable expenses under the CARES Act PPP.

Corporate Information

GEE Group Inc. was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893. Our principal executive offices are located at 7751 Belfort Parkway, Suite 150, Jacksonville, Florida 32256, and our telephone number at that location is (630) 954-0400. Our Internet website address is www.geegroup.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus any information on, or accessible through, our website.

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THE OFFERING

This prospectus relates to the resale of up to 3,563,369 shares of common stock, without par value, of the Company, that may be sold from time to time by the Selling Stockholders named in this prospectus.

Shares of Common Stock outstanding immediately prior to the offering	Approximately 17,667,123 shares
Shares of Common Stock offered by the Selling Stockholders	Up to 3,563,369 shares
Use of Proceeds	We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. See “Reasons for the Offer and Use of Proceeds” on page 12 of this prospectus.
Transfer Agent and Registrar	Continental Stock Transfer and Trust.
Risk Factors

Investment in our securities involves a high degree of risk. See Risk Factors” on page 12 of this prospectus and under similar sections in the documents we incorporate by reference into this prospectus for a discussion of factors you should consider carefully before making an investment decision.

NYSY American Symbol	“JOB”

(1) The number of shares of common stock to be outstanding after this offering is based on 17,667,123 shares of common stock outstanding as of July 24, 2020, and excludes as of such date (i) 1,761,172 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $3.38 per share, (ii)1,150,000 shares of restricted stock issuable upon vesting, and (iii) an aggregate of 305,270 additional shares of common stock reserved for issuance under our 2013 Amended and Restated Incentive Stock Plan.

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RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, and any updates thereto in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Two material risks facing our Company and many others at the present time are the Coronavirus Pandemic, and separately, the effects of recent civil unrest occurring in several major cities and metropolitan areas of our country, including some of which coincide with our branch locations.

REASONS FOR THE OFFER AND USE OF PROCEEDS

In connection with the Repurchase Agreement, the Company and the SNI Group Members entered into a Registration Rights Agreement dated June 30, 2020 (the “Registration Rights Agreement”) Pursuant to the terms of the Registration Rights Agreement, the Company agreed to file on or prior to July 31, 2020, an initial registration statement with respect to the resale of shares of Common Stock currently owned by the SNI Group members that are “Registrable Securities” (as defined in the Registration Rights Agreement) on or prior to July 31, 2020. The registration statement of which this prospectus forms a part is being filed by the Company to satisfy this obligation. Pursuant to the Registration Rights Agreement, the former holders of the Company’s Series C Convertible Preferred Stock and 8% Notes may include the shares of common stock issued upon conversion of such securities in the registration statement of which this prospectus forma a part.

The shares of common stock being offered by this prospectus are solely for the account of the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares by the Selling Stockholders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus or incorporated by reference into this prospectus contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. From time to time, we also provide forward-looking statements in other materials we release to the public, as well as oral forward-looking statements. Forward-looking statements include statements regarding our “expectations,” “hopes,” “beliefs,” “intentions,” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We have tried, wherever possible, to identify such statements by using words such as, but not limited to, “anticipate,” “believe,” “expect,” “intend,” “estimate,” “predict,” “project,” “may,” “might,” “should,” “would,” “will,” “likely,” “will likely result,” “continue,” “could,” “future,” “plan,” “possible,” “potential,” “target,” “forecast,” “goal,” “observe,” “seek,” “strategy” and other words and terms of similar meaning, but the absence of these words does not mean that a statement is not forward looking. The forward-looking statements in this prospectus reflect our current views with respect to future events and financial performance.

Forward-looking statements are not historical factors and should not be read as a guarantee or assurance of future performance or results, and will not necessarily be accurate indications of whether such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith beliefs, expectations and assumptions as of that time with respect to future events. Because forward-looking statements relate to the future, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include:

•	our ability to retain the continued service of our key management personnel and to identify, hire and retain additional qualified professionals
•	changes in demand from clients that we serve;
•	our ability to achieve and sustain profitability in the future;
•	general economic conditions, nationally and globally, and their effect on the demand and market for our services;
•	fluctuations in our results of operations;
•	our ability to raise additional capital in the future;
•	the possibility that our contracts may be terminated by our clients;
•	our ability to win new contracts and renew existing contracts;
•	our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies into our business;
•	our ability to successfully manage our growth strategy
•	our ability to operate in highly competitive markets against more established companies;
•	competitive pressures and trends in our industry and our ability to successfully compete with our competitors;
•	changes in laws, regulations, or policies
•	the risk of employee misconduct or our failure to comply with laws and regulations
•	our ability to protect our management information systems and databases against system security failures, and cyber threats;
•	the volatility of the trading price of our common stock;
•	our ability to manage variability in revenues; and
•	our ability to control, and operational issues pertaining to, business activities that we conduct with business partners and other third parties

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There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control, that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described or incorporated by reference herein and not to place undue reliance on the forward-looking statements contained or incorporated by reference herein, which speak only as of the date hereof.

We undertake no obligation to update or publicly revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. You are advised, however, to consider any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC. Also note that we provide a cautionary discussion of risks and uncertainties relevant to our business under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand it is not possible to predict or identify all such factors.

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SELLING STOCKHOLDERS

We are registering for resale an aggregate of 3,563,369 shares of our common stock (the “Shares”) by the Selling Stockholders. The Shares being offered by the Selling Stockholders are those that are currently held by certain of the Selling Stockholders, including shares of common stock that were issued to such Selling Stockholders as prior interest payments on our previously outstanding 9.5% Convertible Subordinated Notes and upon conversion of certain shares of our previously outstanding Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. We are registering the Shares in accordance with the terms of the Registration Rights Agreement dated June 30, 2020 between our Company and the SNI Group Members in order to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive Shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.to offer the Shares for resale from time to time.

Certain of the Selling Stockholders are or have been officers and/or directors of the Company during the past three years as follows (i) Derek Dewan has been our Chief Executive Officer and a director of the Company since April 1, 2015, (ii) Kim Thorpe has been our Chief Financial Officer since June 15, 2018, (iii) Alexander Stuckey has been our Chief Administrative Officer since April 1, 2017, (iv) Peter Tanous has been a director of the Company since May 2015, (v) William Isaac has been a director of the Company since June 2015, (vi) Darla Moore has been a director of the Company since June 2018, (vii) Arthur B. Laffer served as a director of the Company from January 2015 until March 31, 2020, and (viii) Ronald R. Smith served as a director of the Company from August 16, 2017 until July 25, 2019. Other than as described in the preceding sentence, none of the Selling Stockholders has been an officer or director of us or any of our predecessors or affiliates within the last three years, nor has any Selling Stockholder had a material relationship with us within the last three years. None of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer, who should be identified as an underwriter.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders as of July 30, 2020. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into our common stock, or convertible or exercisable within 60 days following the date of this prospectus, are deemed beneficially owned by such person.

Each Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering[1]	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
Thrivent Financial for Lutherans(1)	1,738,255	1,738,255	0	0.0%
Madison Capital Funding LLC(2)	463,356	463,356	0	0.0%
Maurice R. Harrison IV(3)	107,023	107,023	0	0.0%
Peter John Langlois(4)	35,985	35,985	0	0.0%
Vincent J. Lombardo(5)	87,630	87,630	0	0.0%
Shane C. Parr(6)	37,874	37,874	0	0.0%
Peter J. Tanous(7)	338,987	163,987	175,000	1.0%
Alexander Preston Stuckey(8)	1,875,624	109,324	1,766,300	10.0%
Arthur B. Laffer(9)	242,559	163,987	78,572	*
Darla Moore(10)	180,653	163,987	16,666	*
William Isaac(11)	370,987	163,987	207,000	1.2%
FRUS Capital, LLC(12)	129,324	109,324	20,000	*
Irrevocable Living Trust of Derek E. Dewan(13)	885,716	218,650	667,066	3.8%

* Denotes less than one percent (1.0%).

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(1) Each of Jen W.Wilson, Michael A. Groneberg, Bradley D. Fisher, Geoffrey A. Huber, Brett K. Stier and Matthew S. Fisk, share voting and investment power over shares held by Thrivent. Each of Jen W. Wilson, Michael A. Groneberg, Bradley D. Fisher, Geoffrey A. Huber, Brett K. Stier and Matthew S.Fisk disclaims beneficial ownership of the shares of common stock held by Thrivent.. The address for notice of Thrivent Financial for Lutherans is: 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402-3211.

(2) The address for notice of Madison Capital Funding LLC is: 227 West Monroe Street, Suite 5400, Chicago, IL 60606

(3) The address for notice of Mr. Harrison is: 8240 Treemont Pl., Frisco, TX 75034,

(4) The address for notice of Mr. Langlois is: 14761 Plumosa Drive, Jacksonville Beach, FL 32250

(5) The address for notice of Mr. Lombardo is: 2708 Mount Royal Circle, Mountain Brook, AL 35216

(6) The address for notice of Mr. Parr is: 24205 W. 67th Terrace,, Shawnee, KS 66226

(7) The address for notice of Mr. Tanous is: c/o/ GEE Group Inc., 7751 Belfort Parkway, Suite 150 Jackonville, FL32256

(8) The address for notice of Mr. Stuckey is: c/o GEE Group Inc., 7751 Belfort Parkway, Suite 150. Jacksonville, FL 32256

(9) The address for notice of Dr. Laffer is: c/o GEE Group Inc., 7751 Belfort Parkway, Suite 150. Jacksonville, FL 32256

(10) The address for Ms. Moore is: c/o GEE Group Inc., 7751 Belfort Parkway, Suite 150. Jacksonville, FL 32256

(11) The address for notice of Mr. Isaac is: c/o GEE Group Inc., 7751 Belfort Parkway, Suite 150. Jacksonville, FL 32256

(12) Kim and Susan Thorpe share voting and investment power over the shares held by FRUS Capital, LLC. The address for notice of FRUS Capital, LLC is c/o GEE Group Inc. 7751 Belfort Parkway, Suite 150. Jacksonville, FL 32256.

(13) Ms. Brittany M. Dewan is the trustee of the Derek E. Dewan Irrevocable Living Trust II Dated the 27th of July, 2010. Ms. Dewan has the sole voting power and sole dispositive power over the 885,716 shares of Common Stock held by the Derek E. Dewan Irrevocable living Trust. The address for notice of the Derek E. Dewan Irrevocable Living Trust II Dated the 27th of July 2010 is c/o GEE Group Inc. 7751 Belfort Parkway, Suite 150. Jacksonville, FL 32256

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PLAN OF DISTRIBUTION

We are registering certain shares of common stock held by the Selling Stockholders named herein to permit the resale of these shares of common stock by the holder thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of these shares of common stock. We will bear all fees and expenses incident to our obligation to register these shares of common stock.

The Selling Stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through privately negotiated transactions;

•	through short sales;

•	through sales pursuant to Rule 144;

•	through block trades in which broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of their Shares and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares pursuant to the Registration Rights Agreement , estimated to be $30,923.21 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF OUR COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 200,000,000 shares of common stock, without par value, and 20,000,000 shares of preferred stock, without par value. As of July 24, 2020, we had 17,667,123 shares of common stock outstanding, and 1,761,172 shares of common stock, issuable upon the exercise of stock options outstanding at a weighted average exercise price of $3.38 per share, 1,150,000 shares of restricted stock units issuable upon vesting, and an aggregate of 305,270 additional shares of common stock reserved for issuance under our 2013 Amended and Restated Incentive Stock Plan. As of July 24, 2020, there were no shares of preferred stock outstanding.

The following summary of the rights of our common stock is not complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended and our Amended and Restated Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Voting Rights

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. Holders of our common stock are not entitled to cumulate their votes.

Dividends and Liquidation

Subject to limitations under applicable law and preferences that may apply to any outstanding shares of our preferred stock, holders of the common stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor. In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for any preferred stock having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Rights and Preferences

The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.

Amended and Restated of Incorporation and Amended and Restated Bylaw Provisions

See “Certain Provisions of Illinois Law and of the Company’s Amended and Restated of Incorporation, as amended and Amended and Restated Bylaws” for a description of provisions of our Amended and Restated Articles of Incorporation, as amended and Amended and Restated Bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust.

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CERTAIN PROVISIONS OF ILLINOIS LAW AND OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED AND AMENDED AND OUR AMENDED AND RESTATED  BYLAWS

Illinois Takeover Statute

We are subject to Section 11.75 of the Illinois Business Corporation Act (the “IBCA”), an anti-takeover statute. In general, Section 11.75 of the IBCA prohibits a publicly held Illinois corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the time the person became an interested shareholder, unless the business combination or the acquisition of shares that resulted in a shareholder becoming an interested shareholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for our stock.

The IBCA also permits the board of directors to consider the interests of constituencies of the corporation in addition to shareholders, including employees, suppliers, customers and the community, in response to unsolicited offers.

Amended and Restated Articles of Incorporation, as amended and Amended and Restated Bylaw Provisions

Provisions of our Amended and Restated Articles of Incorporation, as amended and bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. In particular, our Amended and Restated Articles of Incorporation, as amended and  our Amended and Restated Bylaws provide for the following:

Special Meetings of Stockholders. Special meetings of our stockholders may be called only by the chairman of the board of directors, our president, a majority of the members of the board of directors, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 20% of the votes at the special meeting.

Issuance of Undesignated Preferred Stock. Our board of directors is authorized to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. We currently have (i) 1,000,000 shares designated as Series A Convertible Preferred Stock, (ii) 5,950,000 shares of preferred stock designated as Series B Convertible Preferred Stock and (iii) 3,000,000 shares of preferred stock designated as Series C 8% Cumulative Convertible Preferred Stock . As of the date of this prospectus, we did not have any shares of preferred stock outstanding. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

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LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Illinois law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, Chicago, Illinois.

EXPERTS

The audited consolidated balance sheets as of September 30, 2019 and 2018, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2019 incorporated herein by reference from our Annual Reports on Form 10-K have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Articles of Incorporation, as amended and Bylaws, as amended provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the IBCA. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K

(1) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on December 26, 2019;

(2) Our Quarterly Report on Form 10-Q, filed on February 14, 2020;

(3) Our Quarterly Report on Form 10-Q filed on May 15, 2020;

(4) Our Current Report on Form 8-K filed on November 26, 2019;

(5) Our Current Report on Form 8-K, filed on December 26, 2019;*

(6) Our Current Report on Form 8-K, filed on February 14, 2020;*

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(7) Our Current Report on Form 8-K filed on April 3, 2020;

(8) Our Current Report on Form 8-K filed on May 4, 2020;

(9) Our Current Report on Form 8-K filed on May 11, 2020;

(10) Our Current Report on Form 8-K filed on July 7, 2020;

(11) Our Current Report on Form 8-K filed on August 3, 2020;

(12) Our Definitive Schedule 14A Proxy Statement filed on July 11, 2019;

(13) Supplement to Our Definitive Schedule 14A Proxy Statement filed on July 29, 2019; and

(14) The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on February 21, 1990, including any amendments or reports filed for the purpose of updating such description.

*Portions of this report were furnished to the SEC under Item 2.02 (Results of Operations and Financial Conditions) and/or Item 7.01(Regulation FD Disclosure).

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

These documents may also be accessed on our website at www.Iteris.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus or the registration statement of which it forms a part, including exhibits to these documents by writing or telephoning us at the following address:

GEE Group Inc.

7751 Belfort Parkway, Suite 150
Jacksonville, Florida 32256

Attention: Corporate Secretary

(630) 954-0400

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3,563,369 Shares of Common Stock

PROSPECTUS

, 2020

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by GEE Group Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee	$423.21
Printing and engraving expenses	$1,000
Legal fees and expenses	$26,000
Accounting fees and expenses	$3,500

Total	$30,923.21

ITEM 15. Indemnification of Directors and Officers.

The Illinois Business Corporation Act of 1983, as amended (the “IBCA”), allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances we may advance the expenses of such litigation upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us as authorized in the IB

Pursuant to our Amended and Restated Articles of Incorporation and our Bylaws, as amended, we shall to the fullest extent to which it is empowered to do so by the IBCA, indemnify its directors and officers in connection with any actual or threatened action or proceeding arising out of their service to us or to another organization at the our request and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law. In addition, any and all persons who are not our directors or officers may be similarly indemnified in respect of such service to the extent authorized at any time by the board. The right to indemnification and advancement of expenses conferred by our Bylaws and Amended and Restated Articles of Incorporation shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

We maintain a policy of directors’ and officers’ liability insurance for the purpose of indemnification.

The foregoing is only a general summary of certain aspects of Illinois law and our Restated Articles of Incorporation, as amended and Bylaws, as amended dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

See also the undertakings set out in response to Item 17.

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ITEM 16. Exhibits.

The attached Exhibit Index is incorporated herein by reference.

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(c) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on  August 7, 2020.

GEE GROUP INC.

By:	/s/ Derek Dewan
Name:	Derek Dewan
Title:	Chief Executive Officer (principal executive officer)

II-4

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Derek Dewan		August 7, 2020
Derek Dewan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kim Thorpe		August 7, 2020
Kim Thorpe	Sr. Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

*		August 7, 2020
Peter Tanous	Director

*		August 7, 2020
William Isaac	Director

*		August 7, 2020
Darla Moore	Director

*		August 7, 2020
Thomas Vetrano	Director

*		August 7, 2020
Carl Camden	Director

*		August 7, 2020
Matthew Gormly	Director

*/s/ Derek Dewan

By: Derek Dewan

Attorney-in-Fact

II-5

EXHIBIT INDEX

Exhibit Number	Description

3.01

Articles of Incorporation and amendments thereto. Incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, Commission File No. 1-05707.

3.02	Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 3(i) to the Company’s Form 8-K filed with the Commission on December 6, 2013.
3.03	Amended and Restated By-Laws of GEE Group Inc. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 3, 2020.
3.04

Certificate of designation of series a convertible preferred stock of GEE Group Inc. Incorporated by reference to Exhibit 3.04 to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2014

3.05

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company Reflecting the Reverse Stock Split. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 9, 2015

3.06

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company Reflecting the Capital Increase. Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 9, 2015

3.07

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 14, 2016

3.08	Statement of Resolution Establishing Series of Series B Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on April 6, 2017
3.09

Statement of Resolution Establishing Series of Series C 8% Cumulative Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on May 21, 2019

5.1	Opinion of Loeb & Loeb LLP
10.1

Registration Rights Agreement dated June 30, 2020 by and among GEE Group Inc. and Ronald R. Smith, Thrivent Financial for Lutherans, Madison Capital Funding LLC, Maurice R. Harrison IV, Peter Langlois, Vincent Lombardo and Shane Parr. Incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the Commission on July 7, 2020

23.1	Consent of Friedman LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages hereto) **

_________

**Previously filed

II-6